SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         October 27, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070
001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In August 2005, Hurricane Katrina hit the Gulf Coast of the United States and caused significant damage within the service area of Mississippi Power Company (“Mississippi Power”), a wholly-owned subsidiary of The Southern Company (“Southern Company”). See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters – Storm Damage Cost Recovery” of Southern Company and Mississippi Power in Item 7 and Note 3 to the financial statements of Southern Company under “Storm Damage Cost Recovery” and Note 3 to the financial statements of Mississippi Power under “Retail Regulatory Matters – Storm Damage Cost Recovery” in Item 8 of each registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “FERC and State PSC Matters – Storm Damage Cost Recovery” of Southern Company and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “FERC and Mississippi PSC Matters – Storm Damage Cost Recovery” of Mississippi Power and Note (I) to the financial statements of Southern Company and Mississippi Power in each registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

As directed by the Mississippi Public Service Commission (“Mississippi PSC”), in September 2006, Mississippi Power filed an application with the Mississippi Development Authority (“MDA”) for a Community Development Block Grant (“CDBG”), the proceeds of which will be used to significantly mitigate the impact of the cost of storm restoration upon Mississippi Power’s customers. On October 30, 2006, Mississippi Power received from the MDA a CDBG in the amount of $276.4 million. Of this amount, $267.6 million will be applied to Mississippi Power’s retail storm restoration costs, with the remainder applied to wholesale storm restoration costs.

The Mississippi PSC has certified total storm restoration costs of $302.4 million, of which $292.8 million applies to Mississippi Power’s retail jurisdiction. On October 27, 2006, the Mississippi PSC issued a financing order authorizing the issuance of $121.2 million of system restoration bonds through a state bond program previously approved by the Mississippi legislature, the proceeds of which are to be applied to (1) the retail portion of Mississippi Power’s storm restoration costs that were not covered by the CDBG ($25.2 million), (2) Mississippi Power’s property damage reserve ($60 million) and (3) the retail portion of construction of a storm operations facility ($36 million). Pursuant to the financing order, the system restoration bonds are to be issued by the Mississippi State Bond Commission and will be obligations of the State of Mississippi. The ultimate outcome of these matters cannot now be determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2006	THE SOUTHERN COMPANY By /s/Patricia L. Roberts Patricia L. Roberts Assistant Secretary
MISSISSIPPI POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary